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Exhibit 99.3

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors
W. P. Carey Inc.
50 Rockefeller Plaza
New York, New York 10020

The Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated July 25, 2013, to the Board of Directors of W. P. Carey Inc. ("W. P. Carey") as Annex B to, and reference thereto under the headings "SUMMARY—Opinion of Financial Advisor to W. P. Carey" and "OPINION OF FINANCIAL ADVISOR TO W. P. CAREY" in the joint proxy statement/prospectus relating to the proposed transaction involving W. P. Carey and Corporate Property Associates 16—Global Incorporated, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of W. P. Carey (the "Registration Statement"). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

October 1, 2013

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  Exhibit 99.3
[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]